Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 31, 2021, Alcoa Corporation (the “Company”) completed its disposition (the “Transaction”) of Alcoa Warrick, LLC and certain assets comprising the aluminum casting and rolling mill facility located in Warrick County, Indiana (the “Rolling Mill”) to Kaiser Aluminum Corporation (“Kaiser”), pursuant to the terms of the Purchase Agreement between the Company and Kaiser, dated November 30, 2020 (“the Purchase Agreement”). The Company received total consideration of approximately $670,000,000, which remains subject to customary post-closing adjustments related to the amounts of closing working capital, indebtedness (including other postretirement employee benefits assumed by Kaiser) and certain employee obligations, at the closing of the Transaction on March 31, 2021.

The following unaudited pro forma condensed consolidated financial information is based on historical consolidated financial statements adjusted to give effect to the Transaction. The unaudited pro forma condensed consolidated statement of operations has been prepared as if the Transaction occurred on January 1, 2020 and the unaudited pro forma condensed consolidated balance sheet has been prepared as if the Transaction occurred on December 31, 2020. The assumptions and estimates underlying the unaudited transaction accounting adjustments to the Company’s historical consolidated financial information are described in the accompanying notes, which should be read together with the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information reflects certain assumptions and adjustments that the Company’s management believes are reasonable under the circumstances and as of the date of this Current Report on Form 8-K. The unaudited pro forma condensed consolidated financial information reflects adjustments that, in the opinion of the Company’s management, are necessary to present fairly the pro forma balance sheet as of December 31, 2020 and results of operations for the year ended December 31, 2020.

The unaudited pro forma condensed consolidated financial information has been provided for informational purposes only and does not purport to project the future financial position or operating results that the Company would have reported had the Transaction been completed as of the dates set forth in this unaudited pro forma condensed consolidated financial information, and is not necessarily indicative of the future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial information and actual amounts.

The unaudited pro forma condensed consolidated financial information should be read together with the Company’s historical financial statements, and the notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Alcoa Corporation and subsidiaries

Pro Forma Statement of Condensed Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	December 31, 2020
	Registrant Historical	Transition Accounting Adjustments	Notes		Pro Forma
Sales	$9,286	$(793)	(a	)	$8,493
Cost of goods sold (exclusive of expenses below)	7,969	(689)	(b	)	7,280
Selling, general administrative, and other expenses	206	(12)	(c	)	194
Research and development expenses	27	(2)	(d	)	25
Provision for depreciation, depletion, and amortization	653	(27)	(e	)	626
Restructuring and other charges, net	104	—			104
Interest expense	146	—			146
Other expenses (income), net	8	(37)	(f	)	(29)

Total costs and expenses	9,113	(767)			8,346
Income (loss) before income taxes	173	(26)			147
Provision for income taxes	187	—	(g	)	187

Net loss	(14)	(26)			(40)
Less: Net income attributable to noncontrolling interest	156	—			156

NET LOSS ATTRIBUTABLE TO ALCOA CORPORATION	$(170)	$(26)			$(196)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS:
Basic:
Net loss	$(0.91)				$(1.05)
Average number of shares	185,875,964				185,875,964
Diluted:
Net loss	$(0.91)				$(1.05)
Average number of shares	185,875,964				185,875,964

Alcoa Corporation and subsidiaries

Pro Forma Statement of Condensed Consolidated Balance Sheet (unaudited)

(dollars in millions, except per-share amounts)

	December 31, 2020
	Registrant Historical	Transition Accounting Adjustments	Notes		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,607	$502	(h	)	$2,109
Receivables from customers	471	—			471
Other receivables	85	—			85
Inventories	1,398	—			1,398
Assets held for sale	648	(648)	(i	)	—
Fair value of derivative instruments	21	—			21
Prepaid expenses and other current assets	290	—			290

Total current assets	4,520	(146)			4,374

Properties, plants, and equipment	20,522				20,522
Less: accumulated depreciation, depletion, and amortization	13,332	—			13,332

Properties, plants, and equipment, net	7,190	—			7,190

Investments	1,051	—			1,051
Deferred income taxes	655	—			655
Other noncurrent assets	1,444	—			1,444

Total assets	$14,860	$(146)			$14,714

LIABILITIES
Current liabilities:
Accounts payable, trade	$1,403	$—			$1,403
Accrued compensation and retirement costs	395	—			395
Taxes, including income taxes	91	—			91
Fair value of derivative instruments	103	—			103
Liabilities held for sale	242	(242)	(i	)	—
Other liabilities	525	22	(j	)	547
Long-term debt due within one year	2	—			2

Total current liabilities	2,761	(220)			2,541

Long-term debt, less amount due within one year	2,463	—			2,463
Accrued pension benefits	1,492	—			1,492
Accrued other postretirement benefits	744	—			744
Asset retirement obligations	625	—			625
Environmental remediation	293	—			293
Fair value of derivative instruments	742	—			742
Noncurrent income taxes	209	—			209
Other noncurrent liabilities and deferred credits	515	47	(k	)	562

Total liabilities	9,844	(173)			9,671

EQUITY
Alcoa Corporation shareholders’ equity:
Common stock	2	—			2
Additional capital	9,663	—			9,663
Retained earnings (deficit)	(725)	27	(l	)	(698)
Accumulated other comprehensive loss	(5,629)	—			(5,629)

Total Alcoa Corporation shareholders’ equity	3,311	27			3,338

Noncontrolling interest	1,705	—			1,705

Total equity	5,016	27			5,043

Total liabilities and equity	$14,860	$(146)			$14,714

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(in millions, except per share information)

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to give effect to pro forma adjustments. The pro forma condensed consolidated financial information does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 – Pro Forma Adjustments

(a)

Represents the net impact to sales as a result of the Transaction by removing $1,115 of historical third-party sales and adding $322 of new third-party sales of power and metal based on sales agreements with Kaiser.

(b)

Represents the net impact to cost of goods sold as a result of the Transaction by removing $1,025 related to historical cost of goods sold and adding $336 of cost of goods sold related to new power and metal sales to Kaiser.

(c)	Represents the removal of selling, general administrative, and other expenses.

(d)	Represents the removal of research and development expenses.

(e)	Represents the removal of provision for depreciation, depletion and amortization.

(f)	Represents the removal of other expenses of $10 and the recognition of an estimated gain on the Transaction of $27.

(g)

There is no income tax impact related to the pro forma adjustments for the year ended December 31, 2020. Alcoa Warrick, LLC, the United States legal entity holding the Warrick Rolling Mill, has a full valuation allowance and has sufficient net operating losses to offset the estimated gain to be recorded upon the closing of the Transaction.

(h)	Represents the cash proceeds from the Transaction of $587 less $85 for initial site separation and transaction costs, as well as working capital adjustments.

(i)	Represents the removal of Assets and Liabilities held for sale as of December 31, 2020.

(j)	Represents the recognition of a liability for transaction costs not paid at the closing of the Transaction, as well as the current portion of additional obligations related to site separation costs.

(k)	Represents the recognition of the noncurrent portion of additional obligations related to site separation costs which will be paid after the closing of the Transaction.

(l)	Represents the recognition of the estimated gain upon the closing of the Transaction.